Exhibit 10.3

BACKSTOP SUBSCRIPTION AGREEMENT

This subscription agreement (this “Backstop Subscription Agreement”) is entered into on October 13, 2021, by and between RedBall Acquisition Corp., a Cayman Islands exempted company which shall domesticate as a Delaware corporation in accordance with the Business Combination Agreement (such entity, including the continuing Delaware corporation, “Parent”), and RedBall SponsorCo LP, a Cayman Islands exempted limited partnership (the “Backstop Subscriber”). Capitalized terms used but not otherwise defined in this Backstop Subscription Agreement shall have the meanings ascribed thereto in the Business Combination Agreement.

RECITALS

WHEREAS, concurrently with the execution of this Backstop Subscription Agreement, the Parent is entering into an Business Combination Agreement and Plan of Reorganization with SeatGeek, Inc., a Delaware corporation (the “Company”), Showstop Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of the Parent (“First Merger Sub”), and Showstop Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent (“Second Merger Sub”), pursuant to which (and subject to the terms and conditions set forth therein) the Parent will be domesticated as a Delaware corporation in accordance with section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”), and, on the immediately following Business Day, Merger Sub will merge with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Parent, and following such merger, the Company will merge with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of Parent (the “Mergers”) (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, the Backstop Subscriber desires to subscribe for and purchase from Parent, following the Domestication and prior to the consummation of the Mergers, the number of shares of Parent Common Stock, (as defined in the Business Combination Agreement) at $10.00 per share (the “Per Share Price”) having an aggregate purchase price equal to the Backstop Amount (the “Backstop Shares”) and Parent desires to issue and sell to the Backstop Subscriber such Backstop Shares in consideration of the payment, by or on behalf of the Backstop Subscriber to the Company, of the aggregate Per Share Price for all such Backstop Shares (the “Purchase Price”), on the terms and subject to the conditions set forth herein, in order to backstop certain possible redemptions by the Parent’s shareholders; and

WHEREAS, concurrently with the execution of this Backstop Subscription Agreement, the Parent is entering into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Subscribers”) having an aggregate subscription amount of $90,500,000;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1. Subscription and Lock-Up.

(a) Subscription. On the terms and subject to the conditions set forth herein, the Backstop Subscriber hereby irrevocably subscribes for and agrees to purchase from Parent, at the Closing (as defined below), and Parent hereby agrees to issue and sell to the Backstop Subscriber, upon the payment of the Purchase Price by or on behalf of the Backstop Subscriber to Parent, the Backstop Shares in an amount equal to the Backstop Amount (the “Subscription”). The parties acknowledge and agree that the number of Backstop Shares required to be purchased by the Backstop Subscriber pursuant to this Backstop Subscription Agreement shall not exceed the number of shares of Parent’s Parent Common Stock having an aggregate Purchase Price (based on the Per Share Price) equal to $65,000,000 (the “Maximum Commitment Amount”), and the Backstop Subscriber shall not purchase from Parent any Backstop Shares, and Parent shall not issue the Backstop Shares to the Backstop Subscriber if there is no Available Parent Cash Shortfall or the Backstop Amount is zero ($0). The Backstop Subscriber acknowledges that, as a result of the Domestication, the Backstop Shares will be shares of common stock in a Delaware corporation and will not be ordinary shares of a Cayman Islands exempted company.

For purposes hereof, “Backstop Amount” shall mean an aggregate amount that, if and when funded, would equal the Available Parent Cash Shortfall (as defined and determined in accordance with the Business Combination Agreement); provided that in no event shall the Backstop Amount be greater than the Maximum Commitment Amount. For the avoidance of doubt, the Backstop Subscriber will be obligated to purchase the Backstop Shares and pay the purchase price for such Backstop Shares, and Parent will be obligated to sell the Backstop Shares, at the Closing upon satisfaction of the conditions set forth in Section 2 hereof.

(b) Lock-Up. Subject to the exceptions set forth in Section 1(c), the Backstop Subscriber agrees not to, without the prior consent of the board of directors of Parent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Parent Common Stock held by it immediately after the Closing, any shares of Parent Common Stock issuable upon the exercise of options or warrants to purchase shares of Parent Common Stock held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Parent Common Stock held by it immediately after the Closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Parent Common Stock or securities convertible into or exercisable or exchangeable for Parent Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the earliest of (x) twelve (12) months after the Closing, (y) such date that the Closing Price equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any period of thirty (30) consecutive Trading Days commencing at least one hundred and fifty (150) days following the Closing Date and (z) the date on which Parent consummates Subsequent Transaction which results in its stockholders having the right to exchange their shares of Parent Common Stock for cash, securities or other property having a value that equals or exceeds $12.00 per share (the period between the Closing Date and such earliest date, the “Lock-Up”).

(c) Lock-Up Exceptions. The restrictions set forth in Section 1(b) shall not apply to:

i.

Transfers to (A) to another entity that is an Affiliate of the Backstop Subscriber, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Backstop Subscriber or Affiliates of the Backstop Subscriber or who share a common investment advisor with the Backstop Subscriber or (B) as part of a distribution to members, partners, shareholders or equity holders of the Backstop Subscriber;

ii.	Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

iii.

transactions relating to Parent Common Stock or other securities convertible into or exercisable or exchangeable for Parent Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up;

iv.

the exercise of any options or warrants to purchase Parent Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis) or the vesting of stock awards of Parent Common Stock and any related transfer of shares of Parent Common Stock in connection therewith;

v.

Transfers to Parent; provided that such Transfer is made (i) to satisfy tax withholding obligations pursuant to Parent’s equity incentive plans or arrangements or (ii) to discharge Excess Parent Transaction Expenses pursuant to Section 1.13 of the Sponsor Support Agreement;

vi.

Transfers to Parent pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Parent or forfeiture of the Backstop Subscriber’s Parent Common Stock or other securities convertible into or exercisable or exchangeable for Parent Common Stock in connection with the termination of the Backstop Subscriber’s service to Parent;

vii.

the entry, by the Backstop Subscriber, at any time after the Closing, of any trading plan providing for the sale of Parent Common Stock by the Backstop Subscriber, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-Up and (x) no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up or (y) if any public announcement is required of or voluntarily made by or on behalf of the Backstop Subscriber or Parent regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up;

viii.

consummation of a Subsequent Transaction which results in all of the Parent’s securityholders having the right to exchange their shares of Parent Common Stock for cash, securities or other property; provided, that any securities received in such transactions shall be subject to the same vesting conditions as apply to the shares of Parent Common Stock held by the Backstop Subscriber prior to such Subsequent Transaction unless the Subsequent Transaction results in its stockholders having the right to exchange their shares of Parent Common stock for cash, securities or other property having a value that equals or exceeds $12.00 per share; and

ix.

transactions to satisfy any U.S. federal, state, or local income tax obligations of the Backstop Subscriber (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Domestication from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Domestication does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes).

provided, however, that in the case of clauses (i) and (ii), such permitted transferees must enter into a written agreement with Parent, agreeing to be bound by these Transfer restrictions.

2. Closing.

(a) The consummation of the Subscription (the “Closing”), to the extent required pursuant to Section 1 hereof, shall occur on the Closing Date, as defined in the Business Combination Agreement, immediately prior (and subject to) to the consummation of the Transactions.

(b) At least two (2) Business Days before the anticipated Closing Date, the Parent shall deliver or cause to be delivered written notice to the Backstop Subscriber (the “Closing Notice”), concurrently with the delivery of the Parent Closing Schedule pursuant to the Business Combination Agreement, specifying (i) the anticipated Closing Date, (ii) the Backstop Amount (calculated in accordance with Section 1 hereof and the Business Combination Agreement) and (iii) the wire instructions for delivery of the Backstop Amount to the Parent. On or prior to the Closing, the Backstop Subscriber shall deliver to the Parent (A) the Backstop Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified in the Closing Notice (which account need not be an escrow account), and (B) such information as is requested in the Closing Notice in order for the Parent to issue the Backstop Shares to the Backstop Subscriber at the Closing. The Parent shall deliver to the Backstop Subscriber (1) at the Closing, the Backstop Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Backstop Subscription Agreement or applicable securities laws), in the name of the Backstop Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Backstop Subscriber, as applicable, and (2) promptly after the Closing, written notice from the Parent or its transfer agent evidencing the issuance to the Backstop Subscriber of the Backstop Shares on and as of the Closing Date. In the event that the consummation of the Transactions does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, the Parent shall promptly (but in no event later than two (2) Business Days thereafter) return the funds so delivered by the Backstop Subscriber to the Parent by wire transfer of United States dollars in immediately available funds to the account specified by the Backstop Subscriber, and, to the extent that any Backstop Shares have been delivered to the Backstop Subscriber, such Backstop Shares shall be deemed repurchased and any related book entries shall be cancelled. For the avoidance of doubt, (x) the Parent’s obligation to issue the Backstop Shares to the Backstop Subscriber is contingent upon the Parent having received the Backstop Amount in accordance with this Section 2(a) and (y) unless this Backstop Subscription Agreement has been validly terminated pursuant to Section 7, the return of any funds delivered by the Backstop Subscriber to the Parent shall not terminate this Backstop Subscription Agreement or relieve the Backstop Subscriber of any of its obligations hereunder (including its obligation to purchase the Backstop Shares at the Closing following the Parent’s delivery to Backstop Subscriber of a new Closing Notice). For the purposes of this Backstop Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

Each book entry for the Backstop Shares shall contain a legend in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

(c) The Closing shall be subject to the satisfaction or valid waiver by each of the Parent and the Backstop Subscriber of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Backstop Shares for offering or sale or trading by the New York Stock Exchange (the “NYSE”) (or such other national securities exchange on which the Parent Common Stock is then listed) shall be in effect;

(ii)

all conditions precedent to the closing of the Transactions (the “Transaction Closing”) set forth in the Business Combination Agreement, including the Parent Stockholder Approval, shall have been satisfied (as determined by the parties to the Business Combination Agreement) (other than those of such conditions precedent that, by their nature, are to be satisfied at the Transaction Closing pursuant to the Business Combination Agreement, including to the extent that any such condition precedent is, or is dependent upon, the consummation of the purchase and sale of the Backstop Shares pursuant to this Backstop Subscription Agreement and the Other Subscription Agreements, but subject to the satisfaction (as determined by the parties to the Business Combination Agreement) or waiver of such conditions as of the Transaction Closing) or waived, and the Transaction Closing shall be scheduled to occur concurrently with or immediately following the Closing; and

(iii)

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the Subscription.

(d) The obligation of the Parent to consummate the Closing shall be subject to the satisfaction or valid waiver by the Parent of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Backstop Subscriber contained in this Backstop Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Backstop Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing; and

(ii)

the Backstop Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Subscription Agreement to be performed, satisfied or complied with by the Backstop Subscriber at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Backstop Subscriber to consummate the Subscription.

(e) Prior to or at the Closing, the Backstop Subscriber shall deliver to the Parent a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Parent Representations and Warranties. The Parent represents and warrants to the Backstop Subscriber that (provided that no representation or warranty by the Parent shall apply to any statement or information in the SEC Reports (as defined below) that relates to the Statement (as defined below), nor shall any correction, amendment or restatement of the Parent’s financial statements arising from or relating to the Statement be deemed to be a breach of any representation or warranty by the Parent or a Parent Material Adverse Effect (as defined below)):

(a) The Parent (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Backstop Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Backstop Subscription Agreement, a “Parent Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Parent that would reasonably be expected to have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Parent.

(b) The Backstop Shares will have been duly authorized prior to the Closing and, when issued and delivered to the Backstop Subscriber against full payment therefor in accordance with the terms of this Backstop Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Parent’s organizational documents or the laws of its jurisdiction of incorporation.

(c) This Backstop Subscription Agreement has been duly executed and delivered by the Parent, and, assuming the due authorization, execution and delivery of the same by the Backstop Subscriber, this Backstop Subscription Agreement shall constitute the valid and legally binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies.

(d) The execution and delivery of this Backstop Subscription Agreement, the issuance and sale of the Backstop Shares and the compliance by the Parent with all of the provisions of this Backstop Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Parent pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Parent is a party or by which the Parent is bound or to which any of the property or assets of the Parent is subject; (ii) the organizational documents of the Parent; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Parent or any of its properties that, in the case of clauses (i), (ii) and (iii), would reasonably be expected to have a Parent Material Adverse Effect or have a material adverse effect on the Parent’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Backstop Shares.

(e) Assuming the accuracy of the representations and warranties of the Backstop Subscriber, the Parent is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE) or other person in connection with the execution, delivery and performance of this Backstop Subscription Agreement (including the issuance of the Backstop Shares), other than (i) those required by applicable securities laws, (ii) the filing of the Registration Statement pursuant to Section 5, (iii) filings required by the United States Securities and Exchange Commission (the “Commission”), (iv) those required by the NYSE, including with respect to obtaining shareholder approval, (v) those required to consummate the Transactions as provided under the Business Combination Agreement, (vi) those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those the failure of which to obtain would not be reasonably likely to have a Parent Material Adverse Effect or have a material adverse effect on the Parent’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Backstop Shares.

(f) As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports, as amended, required to be filed by the Parent with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the applicable rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Parent makes no such representation or warranty with respect to any information relating to Company or any of its affiliates included in the registration statement on Form S-4 to be filed by the Parent with respect to the Transactions or in any other SEC Report or exhibit thereto. The financial statements of the Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and, except as it relates to the Statement, fairly present in all material respects the financial position of the Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Backstop Subscriber acknowledges that (i) the staff of the Commission issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the Commission or the staff of the Commission relating thereto or to other accounting matters related to initial public offering securities or expenses, the “Statement”) and, (ii) the Parent continues to review the Statement and its implications, including on the financial statements and other information included in the SEC Reports and (iii) any restatement, revision or other modification of the SEC Reports arising from or relating to the Parent’s review of the Statement shall be deemed not material for purposes of this Backstop Subscription Agreement, including for purposes of Section 3(d), this Section 3(f) and Section 4(g) below. Except for matters relating to the Statement, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports filed by the Parent with the Commission.

(g) As of the date hereof, the authorized share capital of the Parent consists of (i) 1,000,000 preference shares, with a par value of $0.0001 per share (“Preference Shares”), and (ii) 440,000,000 ordinary shares, with a par value of $0.0001 per share, consisting of 400,000,000 Class A ordinary shares (“Class A Ordinary Shares”) and 40,000,000 Class B ordinary shares (“Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”). As of the date hereof: (A) 57,500,000 Class A Ordinary Shares, 14,375,000 Class B Ordinary Shares and no Preference Shares are issued and outstanding; (B) 28,733,334 warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share (“Ordinary Warrants”), are issued and outstanding, including 9,566,667 private placement warrants; and (C) no Class A Ordinary Shares are subject to issuance upon exercise of outstanding options.

No Ordinary Warrants or Common Warrants are or will be exercisable at or prior to the Closing. All issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights, and, following the Domestication, all issued and outstanding Parent Common Stock will have been duly authorized and validly issued, will be fully paid and non-assessable and will not be subject to preemptive rights. All outstanding Ordinary Warrants have been duly authorized and validly issued, and, following the Domestication, all outstanding Common Warrants will have been duly authorized and validly issued. As of the date hereof, except as set forth above in this Section 3(g) and pursuant to (i) this Backstop Subscription Agreement and the Other Subscription Agreements, (ii) the forward purchase agreements entered into on August 12, 2020 by the Parent and RedBird Series 2019, LP, and by the Parent and RedBird Series 2019 GP Co-Invest, LP, respectively, or (iii) the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Parent any Ordinary Shares, Parent Common Stock or other equity interests in the Parent (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Parent has no subsidiaries other than Merger Sub and Second Merger Sub and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person (other than Merger Sub and Second Merger Sub), whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Parent is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Parent in connection with the Parent’s initial public offering on August 17, 2020 pursuant to which RedBall SponsorCo LP and the Parent’s executive officers and independent directors agreed to vote in favor of any proposed Transaction (as defined therein), which includes the Transactions, and (B) as contemplated by the Business Combination Agreement. Other than Class B Shares, which have the anti-dilution rights described in the Parent’s amended and restated memorandum and articles of association, there are no securities or instruments issued by or to which the Parent is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Backstop Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

(h) Except for such matters as have not had and would not be reasonably likely to have a Parent Material Adverse Effect or have a material adverse effect on the Parent’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Backstop Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Parent, threatened in writing against the Parent or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Parent.

(i) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE under the symbol “RBAC.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Parent, threatened against the Parent by the NYSE or the Commission seeking to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares or, when registered and issued in connection with the Domestication, the Parent Common Stock on the NYSE. The Parent has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Parent Common Stock.

(j) Assuming the accuracy of the Backstop Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Backstop Shares by the Parent to the Backstop Subscriber.

(k) Neither the Parent nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Backstop Shares.

(l) The Parent is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Backstop Shares other than to the Placement Agent (as defined herein).

4. Backstop Subscriber Representations and Warranties. The Backstop Subscriber represents and warrants to the Parent that:

(a) Backstop Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (ii) has the requisite power and authority to enter into and perform its obligations under this Backstop Subscription Agreement.

(b) This Backstop Subscription Agreement has been duly authorized, executed and delivered by the Backstop Subscriber, and assuming the due authorization, execution and delivery of the same by the Parent, this Backstop Subscription Agreement shall constitute the valid and legally binding obligation of the Backstop Subscriber, enforceable against the Backstop Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies.

(c) The execution and delivery of this Backstop Subscription Agreement, the purchase of the Backstop Shares and the compliance by the Backstop Subscriber with all of the provisions of this Backstop Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Backstop Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Backstop Subscriber is a party or by which the Backstop Subscriber is bound or to which any of the property or assets of the Backstop Subscriber is subject; (ii) the organizational documents of the Backstop Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Backstop Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Backstop Subscriber Material Adverse Effect. For purposes of this Backstop Subscription Agreement, a “Backstop Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Backstop Subscriber that would reasonably be expected to have a material adverse effect on the Backstop Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Backstop Shares.

(d) The Backstop Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional accredited investor (i.e., a person, other than a natural person, that is an “accredited investor” as defined in Rule 501 under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Backstop Shares only for its own account and not for the account of others, or if the Backstop Subscriber is subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and the Backstop Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Parent with the requested information on Annex A following the signature page hereto) and is an “institutional account” as defined by FINRA Rule 4512(c). The Backstop Subscriber is not an entity formed for the specific purpose of acquiring the Backstop Shares. The Backstop Subscriber acknowledges that the offering meets the exemptions from filing under the Financial Industry Regulatory Authority (“FINRA”) Rule 5123(b)(1)(C) or (J).

(e) The Backstop Subscriber acknowledges and agrees that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Backstop Shares have not been registered under the Securities Act and that the Parent is not required to register the Backstop Shares except as set forth in Section 5. The Backstop Subscriber acknowledges and agrees that the Backstop Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Backstop Subscriber absent an effective registration statement under the Securities Act, except (i) to the Parent or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Backstop Shares shall contain the restrictive legend set forth in Section 2(b) of this Backstop Subscription Agreement. The Backstop Subscriber acknowledges and agrees that the Backstop Shares will be subject to these securities laws transfer restrictions, and as a result of these transfer restrictions, the Backstop Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. The Backstop Subscriber acknowledges and agrees that the Backstop Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (as amended, “Rule 144”), until at least one year following the filing of certain required information with the Commission after the Closing Date. The Backstop Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Shares.

(f) The Backstop Subscriber understands and agrees that it is purchasing the Backstop Shares directly from the Parent. The Backstop Subscriber further acknowledges that there have not been, and the Backstop Subscriber hereby agrees that it is not relying on, any statements, representations, warranties, covenants or agreements made to the Backstop Subscriber by or on behalf of the Parent, the Placement Agent (as defined herein), the Company, any other party to the Transactions, or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Parent set forth in this Backstop Subscription Agreement. The Backstop Subscriber acknowledges that certain information provided by the Parent or the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Backstop Subscriber further acknowledges that the information provided to the Backstop Subscriber was preliminary and subject to change, including in the registration statement and the proxy statement that the Parent intends to file with the Commission (which will include substantial additional information about the Parent and the Transactions and will update and supersede the information previously provided to the Backstop Subscriber).

(g) In making its decision to purchase the Backstop Shares, the Backstop Subscriber has relied solely upon independent investigation made by the Backstop Subscriber. The Backstop Subscriber acknowledges and agrees that the Backstop Subscriber has received such information as the Backstop Subscriber deems necessary in order to make an investment decision with respect to the Backstop Shares, including with respect to the Parent and the Transactions (including the Company and its subsidiaries (collectively, the “Acquired Companies”) and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Backstop Subscriber’s investment in the Backstop Shares. Without limiting the generality of the foregoing, the Backstop Subscriber acknowledges that it has reviewed the Parent’s filings with the Commission. The Backstop Subscriber represents and agrees that Backstop Subscriber and Backstop Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Backstop Subscriber and the Backstop Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares. The Backstop Subscriber acknowledges and agrees that neither Credit Suisse Securities (USA) LLC nor any of its affiliates, acting as placement agent to the Parent (the “Placement Agent”), has provided the Backstop Subscriber with any information or advice with respect to the Backstop Shares and that no such information or advice necessary or desired. None of the Placement Agent, any of its affiliates or any of its or their affiliates’ respective control persons, officers, directors and employees has made or makes any representation as to the Parent or the Acquired Companies or the quality or value of the Backstop Shares. The Placement Agent and any of its affiliates may have acquired non-public information with respect to the Parent or the Acquired Companies, which the Backstop Subscriber agrees need not be provided to it. The Backstop Subscriber further acknowledges that the Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Parent or the Backstop Shares or the accuracy, completeness or adequacy of any information supplied to the Placement Agent by the Parent.

(h) The Backstop Subscriber acknowledges and agrees that (1) the Placement Agent is acting solely as the Parent’s placement agent in connection with the offering of the Backstop Shares and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Subscriber, the Parent or any other person or entity in connection with the offering of the Subscribed Shares, (2) the Placement Agent has not made, and will not make, any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the offering of the Subscribed Shares, and (3) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the offering of the Backstop Shares or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Parent or the offering of the Subscribed Shares.

(i) The Backstop Subscriber became aware of this offering of the Backstop Shares solely by means of direct contact between the Backstop Subscriber, the Parent, the Company or their respective affiliates or by means of contact from the Placement Agent, and the Backstop Shares were offered to the Backstop Subscriber solely by direct contact between the Backstop Subscriber, the Parent, the Company or their respective affiliates, or by means of contact from the Placement Agent. The Backstop Subscriber did not become aware of this offering of the Backstop Shares, nor were the Backstop Shares offered to Backstop Subscriber, by any other means. The Backstop Subscriber acknowledges that the Parent represents and warrants that the Backstop Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) The Backstop Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares. The Backstop Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating investment the merits and risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its investment in the Backstop Shares, and the Backstop Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Backstop Subscriber has considered necessary to make an informed investment decision. The Backstop Subscriber is an institutional account as defined in FINRA Rule 4512(c). The Backstop Subscriber understands and acknowledges that the purchase and sale of the Backstop Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). The Backstop Subscriber acknowledges that it shall be responsible for any of the Backstop Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Backstop Subscription Agreement, and that none of the Parent, the Placement Agent, the Company, nor any of their respective agents, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Backstop Subscription Agreement.

(k) The Backstop Subscriber has adequately analyzed and fully considered the risks of an investment in the Backstop Shares and, based on its own independent review and investment analysis and such professional advice as it deems appropriate, determined that the Backstop Shares and its investment in the Subscribed Shares (i) are a fit, proper and suitable investment for the Backstop Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares, (ii) is fully consistent with the Subscriber’s financial needs, objectives and condition and (iii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber. The Backstop Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Backstop Subscriber’s investment in the Parent. The Backstop Subscriber acknowledges specifically that a possibility of total loss exists.

(l) The Backstop Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of this investment.

(m) The Backstop Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Backstop Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Backstop Subscriber is permitted to do so under applicable law. The Backstop Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Backstop Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Backstop Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Backstop Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Backstop Subscriber and used to purchase the Backstop Shares were legally derived.

(n) The Backstop Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, the Backstop Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Parent. Notwithstanding the foregoing, in the case the Backstop Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Backstop Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Backstop Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Backstop Shares covered by this Backstop Subscription Agreement.

(o) If the Backstop Subscriber is an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Backstop Subscriber represents and warrants that neither the Parent nor any of its affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Backstop Shares, and neither the Parent nor any of its affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Backstop Shares.

(p) The Backstop Subscriber will have sufficient funds to pay the Backstop Amount pursuant to, and as and when required under, Section 2(a).

(q) The Backstop Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Parent, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of the Parent expressly set forth in this Backstop Subscription Agreement, or any Other Subscriber in making its investment or decision to invest in the Parent. The Backstop Subscriber agrees that no Other Subscriber pursuant to this Backstop Subscription Agreement or any other agreement related to the private placement of shares of Parent Common Stock (including the controlling persons, officers, directors, partners, agents or employees of the Backstop Subscriber) shall be liable to any Other Subscriber pursuant to this Backstop Subscription Agreement or any other agreement related to the private placement of Parent Common Stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Backstop Shares hereunder.

(r) The Backstop Subscriber agrees that none of the Placement Agent, its affiliates or any of its or its affiliates’ control persons, officers, directors or employees shall be liable to the Backstop Subscriber pursuant to this Backstop Subscription Agreement or any other agreement related to the private placement of Parent Common Stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the

Backstop Shares hereunder (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Parent or any other person or entity), whether in contract, tort or otherwise, to the Backstop Subscriber, or to any person claiming through such Subscriber, in respect of the purchase and sale of the Backstop Shares.

(s) The Backstop Subscriber further acknowledges that Credit Suisse Securities (USA) LLC is acting as financial advisor to the Company in connection with the Transactions.

(t) The Backstop Subscriber acknowledges that the Parent continues to review the Statement and its implications, including on the financial statements and other information included in its SEC Reports, and any restatement, revision or other modification of the SEC Reports relating to or arising from such review will be deemed not material for purposes of this Backstop Subscription Agreement.

(u) The Backstop Subscriber agrees that, notwithstanding anything herein to the contrary, the Placement Agent and the Company may rely upon the representations and warranties made by the Backstop Subscriber to the Parent in this Backstop Subscription Agreement.

5. Registration of Backstop Shares.

(a) The Parent agrees that within sixty (60) calendar days after the expiration or earlier termination of the Lock-Up, in each case in accordance with the terms hereof (the “Filing Deadline”), the Parent shall use its commercially reasonable efforts to file with the Commission (at the Parent’s sole cost and expense) a registration statement registering the resale of the Backstop Shares (the “Registration Statement”), and the Parent shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable thereafter, but in any event no later than the earlier of (1) sixty (60) calendar days following the Filing Deadline (or one hundred and twenty (120) calendar days after the Filing Deadline if the Registration Statement is reviewed by the Commission) and (2) the tenth (10th) Business Day after the date the Parent is notified in writing by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that the Parent’s obligation to include the Backstop Shares in the Registration Statement are contingent upon the Backstop Subscriber furnishing in writing to the Parent such information regarding itself, the securities of the Parent held by the Backstop Subscriber and the intended method of disposition of the Backstop Shares as shall be reasonably requested by the Parent to effect the registration of the Backstop Shares, and the Backstop Subscriber shall execute such documents in connection with such registration as the Parent may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Parent shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. Notwithstanding the foregoing, if the Commission prevents the Parent from including any or all of the shares of Parent Common Stock proposed to be registered under the Registration Statement due to limitations on the use of

Rule 415 under the Securities Act for the resale of the Backstop Shares by the applicable shareholders or otherwise, the Registration Statement shall register for resale such number of Backstop Shares which is equal to the maximum number of Backstop Shares as is permitted to be registered by the Commission. In such event, the number of Backstop Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and, during the Effectiveness Period (as defined below), as promptly as practicable after being permitted to register additional Backstop Shares under Rule 415 under the Securities Act, the Parent shall amend the Registration Statement or file a new Registration Statement to register such additional Backstop Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. The Parent agrees that, except for such times as the Parent is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Parent will use commercially reasonable efforts to cause the Registration Statement to remain effective with respect to the Backstop Subscriber until the earliest of (i) the first (1st) anniversary of the effective date of the Registration Statement, (ii) the date on which all of the Backstop Shares shall have been sold, (iii) the first date on which the Backstop Subscriber can sell all of its Backstop Shares (or shares received in exchange therefor) under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and (iv) the first day on which the Backstop Subscriber can sell all of its Backstop Shares (or shares received in exchange therefor) pursuant to another exemption from registration without limitation. The period commencing on the earlier of the Filing Deadline and the date on which the Registration Statement is actually filed and ending on the earliest of the dates referenced in the immediately preceding sentence is referred to herein as the “Effectiveness Period”. During the Effectiveness Period, the Parent will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Backstop Subscriber to resell the Backstop Shares pursuant to the Registration Statement, qualify the Backstop Shares for listing on the applicable stock exchange on which the Parent’s Parent Common Stock is then listed, and update or amend the Registration Statement as necessary to include the Backstop Shares. The Backstop Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of the Backstop Shares to the Parent (or its successor) upon request to assist the Parent in making the determination described above. The Parent’s obligations to include the Backstop Shares in the Registration Statement are contingent upon the Backstop Subscriber furnishing in writing to the Parent such information regarding itself, the securities of the Parent held by the Backstop Subscriber and the intended method of disposition of the Backstop Shares as shall be reasonably requested by the Parent to effect the registration of the Backstop Shares, and the Backstop Subscriber shall execute such documents in connection with such registration as the Parent may reasonably request that are customary for a selling shareholder in similar situations, including providing that the Parent shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by the Parent pursuant to this Backstop Subscription Agreement, the Parent shall, upon reasonable request, inform the Backstop Subscriber as to the status of such registration. If the Commission requests that the Backstop Subscriber be identified as a statutory underwriter in the Registration Statement, that the Backstop Subscriber will have an opportunity to withdraw from the Registration Statement. The Backstop Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Backstop Shares. Notwithstanding anything to the contrary contained herein, the Parent may delay or postpone filing of the Registration Statement, and from time to time require the Backstop Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of the Registration Statement, (i) if it determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such suspension arises out of, or is a result of, or is related to or is in connection with the Statement or related accounting, disclosure or other matters, (ii) if it determines or that such filing or use could materially affect a bona fide business or financing transaction of the Parent or would require premature disclosure of information that could materially adversely affect the Parent or (iii) at any time that the Parent is required to file a post-effective amendment to the Registration Statement and the Commission has not declared such amendment effective (each such circumstance, a “Suspension Event”); provided that (x) the Parent shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times, in each case, during any three hundred sixty (360)-day period and (y) during the Effectiveness Period, the Parent shall use commercially reasonable efforts to make the Registration Statement available for the sale by the Backstop Subscriber of the Backstop Shares as soon as practicable thereafter. At its expense, during the Effectiveness Period, the Parent shall advise the Backstop Subscriber within two (2) Business Days: (A) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Parent’s receipt of notice of the initiation of any proceedings for such purpose; (B) of the receipt by the Parent of any notification with respect to the suspension of the qualification of the Backstop Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Backstop Subscription Agreement, of the occurrence of a Suspension Event. Notwithstanding anything to the contrary set forth herein, the Parent shall not, when so advising the Backstop Subscriber of such events, provide the Backstop Subscriber with any material, nonpublic information regarding the Parent other than to the extent required to provide notice to the Backstop Subscriber of the occurrence of such events. At its expense, during the Effectiveness Period, the Parent shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable, and upon the occurrence of any event contemplated by clause (A) or (B) above (other than a permitted Suspension Event), the Parent shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Backstop Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Upon receipt of written notice from the Parent of the happening of any Suspension Event during the Effectiveness Period or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, the Backstop Subscriber agrees that (1) it will immediately discontinue offers and sales of the Backstop Shares under the Registration Statement (which does not include sales conducted pursuant to Rule 144 or another exemption from registration) until the Parent prepares a supplemental or amended prospectus (which the Parent agrees to prepare promptly) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Parent that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Parent unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Parent, the Backstop Subscriber will deliver to the Parent or, in Backstop Subscriber’s sole discretion, destroy all copies of the prospectus covering the Backstop Shares in Backstop Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Backstop Shares shall not apply (x) to the extent the Backstop Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(c) For purposes of this Section 5, “Backstop Shares” shall mean, as of any date of determination, the Backstop Shares (as defined in Section 1 to this Backstop Subscription Agreement) and any other equity security issued or issuable with respect to the Backstop Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Backstop Subscriber” shall include any affiliate of the undersigned Backstop Subscriber to which the rights under this Section 5 shall have been duly assigned.

(d) The Parent shall indemnify the Backstop Subscriber (to the extent a seller under the Registration Statement), its officers, directors and agents, and each person who controls the Backstop Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding the Backstop Subscriber furnished in writing to the Parent by the Backstop Subscriber expressly for use therein or the Backstop Subscriber has omitted a material fact from such information or otherwise violated any federal or state securities law or any rule or regulation thereunder.

(e) The Backstop Subscriber shall indemnify and hold harmless the Parent, its directors, officers, agents and employees, and each person who controls the Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Backstop Subscriber furnished in writing to the Parent by the Backstop Subscriber expressly for use therein. In no event shall the liability of the Backstop Subscriber be greater in amount than the dollar amount of the net proceeds received by the Backstop Subscriber upon the sale of the Backstop Shares giving rise to such indemnification obligation. The Backstop Subscriber shall notify the Parent promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Backstop Subscriber is aware.

(f) If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(e) shall be individual, not joint and several, and in no event shall the liability of the Backstop Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by the Backstop Subscriber upon the sale of the Backstop Shares giving rise to such indemnification obligation.

6. Rule 144 Covenants. With a view to making available to each of the Backstop Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Backstop Subscriber to sell Backstop Shares to the public without registration, the Parent agrees, until the earlier of (x) the time at which all of the Backstop Shares have been registered for resale or (y) the time at which the Backstop Subscriber no longer holds Backstop Shares, to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required to be filed by the Parent under Section 13 or Section 15(d) of the Exchange Act, for so long as the Parent remains subject to such requirements and the filing of such reports and other documents is required to enable the Backstop Subscriber to sell Backstop Shares under Rule 144; and

(c) furnish to the Backstop Subscriber, upon request in connection with an anticipated sale of Backstop Shares by the Backstop Subscriber under Rule 144, a written statement by the Parent, if true, that it has complied with the reporting and submission requirements of Rule 144(c) during the 12-month period preceding such anticipated sale.

7. Termination. This Backstop Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) the mutual written agreement of the Parent, Company and the Backstop Subscriber to terminate this Backstop Subscription Agreement, and (c) the Transaction Closing pursuant to the Business Combination Agreement, if the Backstop Amount is zero ($0); provided that nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Parent shall notify the Backstop Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof.

8. Trust Account Waiver. The Backstop Subscriber hereby acknowledges that the Parent has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Parent’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Parent entering into this Backstop Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Backstop Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Backstop Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Parent, and (iii) will not seek recourse against the Trust Account for any reason whatsoever (including for an alleged breach of this Backstop Subscription Agreement); provided however, that nothing in this Section 8 shall be deemed to limit the Backstop Subscriber’s right to distributions from the Trust Account in accordance with the Parent’s amended and restated memorandum and articles of association in respect of any redemptions by the Backstop Subscriber of its public Ordinary Shares of the Parent acquired by any means other than pursuant to this Backstop Subscription Agreement. The Backstop Subscriber agrees and acknowledges that such irrevocable waiver is material to this Backstop Subscription Agreement and specifically relied upon by the Parent to induce it to enter into this Backstop Subscription Agreement, and Backstop Subscriber further intend and understand such waiver to be valid, binding and enforceable under applicable law. To the extent the Backstop Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Parent, which proceeding seeks, in whole or in part, monetary relief against the Parent, the Backstop Subscriber hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Backstop Subscriber (or any party claiming on the Backstop Subscriber’s behalf or in lieu of Backstop Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Backstop Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Parent, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the public shareholders, whether in the form of money damages or injunctive relief, the Parent shall be entitled to recover from the Backstop Subscriber the associated legal fees and costs in connection with any such action, if the Parent prevails in such action or proceeding.

9. Miscellaneous.

(a) The provisions of this Backstop Subscription Agreement shall be interpreted in accordance with the following Definitions shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The verb form of the word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “or” and “any” shall not be construed to be disjunctive but not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless the context requires otherwise, (i) references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder; (ii) the words “herein,” “hereto,” “hereby,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Backstop Subscription Agreement in its entirety and not to any particular provision hereof; and (iii) references to “Sections” shall be construed to refer to sections of this Backstop Subscription Agreement. “Writing”, “written” and comparable terms shall be deemed to refer to printing, typing or any other means (including e-mail and other electronic or digital media) of reproducing words in a visible form. Unless otherwise specified, the reference date for purposes of calculating any period shall be excluded from such calculation, but any period “from” or “through” a specified date shall commence or end, as applicable, on such specified date. Each party hereto acknowledges and agrees that it has been represented by legal counsel during, and has participated jointly with the other party hereto in, the negotiation and execution of this Backstop Subscription Agreement and waives the application of any law or rule of construction providing that ambiguities in a contract or other document or any provision thereof will be construed against the party that drafted such contract or other document or provision thereof.

(b) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, delivered and received (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clause (i), (iii) or (iv) of this Section 9(b), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(b).

(c) The Backstop Subscriber acknowledges that the Parent, the Company, the Placement Agent and others will rely, and agrees that such persons are authorized to rely, on the acknowledgments, understandings, agreements, representations and warranties contained in this Backstop Subscription Agreement. Prior to the Closing, the Backstop Subscriber agrees to promptly notify the Parent, the Company and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Backstop Subscriber set forth herein are no longer accurate in all material respects.

(d) Each of the Parent, the Company and the Placement Agent is irrevocably authorized to produce this Backstop Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) The Backstop Subscriber shall pay all of its own expenses in connection with this Backstop Subscription Agreement and the transactions contemplated hereby.

(f) Neither this Backstop Subscription Agreement nor any rights that may accrue to the Backstop Subscriber hereunder (other than the Backstop Shares acquired hereunder, if any) may be transferred or assigned. Neither this Backstop Subscription Agreement nor any rights that may accrue to the Parent hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Parent may transfer the Backstop Subscription Agreement and its rights hereunder in connection with the consummation of the Transactions). Notwithstanding the foregoing, the Backstop Subscriber may assign its rights and obligations under this Backstop Subscription Agreement to one or more funds or accounts managed by the investment manager or investment advisor that manages the Backstop Subscriber (or an affiliate that controls, is controlled by or is under common control with the Backstop Subscriber, investment manager or investment advisor) or, with the Parent’s prior written consent, to another person, provided, in each case, that any assignee agrees in writing to be bound by the terms hereof as if it were an original party hereto and that no such assignment shall relieve the Backstop Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g) All the agreements, representations and warranties made by each party hereto in this Backstop Subscription Agreement shall survive the Closing.

(h) The Parent may request from the Backstop Subscriber such additional information as the Parent may deem reasonably necessary to evaluate the eligibility of the Backstop Subscriber to acquire the Backstop Shares, and the Backstop Subscriber shall provide such information as may be reasonably requested.

(i) This Backstop Subscription Agreement may not be amended, modified, waived or terminated (other than as provided by and in accordance with Section 7) except by an instrument in writing, signed by Parent, the Company and with respect to the Backstop Subscriber against whom enforcement of such amendment, modification, waiver, or termination is sought.

(j) This Backstop Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Backstop Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l) If any provision of this Backstop Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This Backstop Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n) This Backstop Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that (i) the Company is a third party beneficiary of this Backstop Subscription Agreement with respect to the rights of the Parent hereunder and the obligations of the Backstop Subscriber, (ii) the Placement Agent shall be the intended third party beneficiary of (1) the representations and warranties of the Parent in Section 3 hereof, (2) the representations and warranties of the Backstop Subscriber in Section 4 hereof and (3) this Section 9, and (iii) following the Closing, the Company shall be entitled to rely on the representations and warranties of the Backstop Subscriber contained in Section 4. The parties hereto acknowledge and agree that the Company has entered into the Business Combination Agreement in reliance upon, among other things, the Subscriptions, subject to the terms and conditions of this Backstop Subscription Agreement, and that the Company and the Placement Agent shall be entitled to specifically enforce Parent’s right to cause the Subscriptions to be funded hereunder, the Backstop Subscriber obligations to pay its portion of the Backstop Amount and the provisions of the Backstop Subscription Agreement of which the Company and the Placement Agent is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein; provided, that the Company shall be entitled to such specific performance if (A) all of the conditions set forth in Section 2(c) have been satisfied or waived in writing (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied if the Closing were then to otherwise occur) as of such time when the Backstop Subscriber is required to complete the Closing pursuant to the terms of this Backstop Subscription Agreement, and (B) the Company has subsequently and irrevocably confirmed to Parent in writing that if the Subscriptions are funded in accordance with this Backstop Subscription Agreement, then the Transaction Closing will occur in accordance with the Business Combination Agreement.

(o) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Backstop Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto, and the Company and the Placement Agent as third party beneficiaries in accordance with and subject to Section 9(n) shall be entitled to an injunction or injunctions to prevent breaches of this Backstop Subscription Agreement and to enforce specifically the terms and provisions of this Backstop Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. In the event that any Action shall be brought in equity to enforce the provisions of this Backstop Subscription Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(p) This Backstop Subscription Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(q) EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS BACKSTOP SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE OF SUCH OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS BACKSTOP SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS BACKSTOP SUBSCRIPTION AGREEMENT.

(r) The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Backstop Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware) (collectively the “Designated Courts”). Each party hereto hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Backstop Subscription Agreement may be brought in any other forum. Each party hereto hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(b) of this Backstop Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties hereto have submitted to jurisdiction as set forth above.

(s) The obligations of the Backstop Subscriber under this Backstop Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Backstop Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Backstop Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of the Backstop Subscriber to purchase Backstop Shares pursuant to this Backstop Subscription Agreement has been made by the Backstop Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Parent or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither the Backstop Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Backstop Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the Backstop Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Backstop Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Backstop Subscription Agreement and the Other Subscription Agreements. The Backstop Subscriber acknowledge that no Other Subscriber has acted as agent for the Backstop Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Backstop Subscriber in connection with monitoring its investment in the Backstop Shares or enforcing its rights under this Backstop Subscription Agreement. The Backstop Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Backstop Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the Parent and the Backstop Subscriber has executed, or caused to be executed by its duly authorized representative, this Backstop Subscription Agreement as of the date first set forth above.

PARENT: RedBall Acquisition Corp.

By:	/s/ Gerald J. Cardinale
Name: Gerald J. Cardinale
Title: Co-Chairman Address for Notices: 667 Madison Avenue, 16th Floor New York, New York, 10065

BACKSTOP SUBSCRIBER : RedBall SponsorCo LP, by RedBall SponsorCo GP LLC, its general partner

By:	/s/ Gerald J. Cardinale
Name: Gerald J. Cardinale
Title: Authorized Signature Address for Notices: 667 Madison Avenue, 16th Floor New York, NY 10065

Name in which Backstop Shares are to be registered:
RedBall SponsorCo LP

You must pay the Backstop Amount by wire transfer of United States dollars in immediately available funds to the account of the Parent specified by the Parent in the Closing Notice.

[Signature Page to Backstop Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF BACKSTOP SUBSCRIBER

This Annex A should be completed and signed by Backstop Subscriber and constitutes a part of the Backstop Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Backstop Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box)

☐

Backstop Subscriber is an institutional accredited investor (i.e., a person, other than a natural person, that is an “accredited investor” as defined in Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an institutional “accredited investor.”

C.	AFFILIATE STATUS

(Please check the applicable box)

BACKSTOP SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Parent or acting on behalf of an affiliate of the Parent.

Rule 501(a), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Backstop Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Backstop Subscriber and under which Backstop Subscriber accordingly qualifies as an institutional “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any corporation, Massachusetts or similar business trust, limited liability company, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐

An entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

A “family office,” as defined under the Investment Advisers Act of 1940 that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐

A “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph.

[Specify which tests:                    ]

BACKSTOP SUBSCRIBER:
Print Name: RedBall SponsorCo LP, by RedBall SponsorCo GP LLC, its general partner

By:
Name:
Title: